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Copley Realty Income Partners 2;                                       EXHIBIT B
A Limited Partnership
Pro Forma Income Statement
December 31, 1997
Unaudited

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
                                                                                       Pro Forma          December 31, 1997
                                                               December 31, 1997       Adjustment             Pro Forma
                                                               -----------------       ----------             ---------
Investment Activity

Property rentals                                                     $ 1,419,767          (811,199)(b)          $   608,568
Property operating expenses                                             (196,567)          121,304 (b)              (75,263)
Depreciation and amortization                                           (415,746)          397,746 (b)              (18,000)
                                                              -------------------    --------------     --------------------
                                                                         807,454          (292,149)                 515,305

Joint venture earnings                                                    54,694                 0                   54,694
                                                              -------------------    --------------     --------------------

     Total real estate operations                                        862,148          (292,149)                 569,999

Gain on sale of property                                                 517,693           723,328 (a)            1,241,021
                                                              -------------------    --------------     --------------------

     Total real estate activity                                        1,379,841           431,179                1,811,020

Interest on cash equivalents and short term investments                  267,525                 0                  267,525
                                                              -------------------    --------------     --------------------

     Total investment activity                                         1,647,366           431,179                2,078,545


Portfolio Expenses

Management fee                                                           505,722           (60,300)(e)              445,422
General and administrative                                                99,305            (3,250)(f)               96,055
                                                              -------------------    --------------     --------------------
                                                                         605,027           (63,550)                 541,477
                                                              -------------------    --------------     --------------------

Net income                                                           $ 1,042,339         $ 494,729              $ 1,537,068
                                                              ===================    ==============     ====================

Net income per limited partnership unit                              $     31.46         $   14.93 (c)          $     46.39
                                                              ===================    ==============     ====================

Number of limited partnership units
  outstanding during the period                                           32,806            32,806                   32,806
                                                              ===================    ==============     ====================
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